   As filed with the Securities and Exchange Commission on December 21, 2001
                                                        Registration No. 333-___
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           __________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           __________________________

                             TRANSWITCH CORPORATION
             (Exact name of registrant as specified in its charter)

        Delaware                                      06-1236189
-----------------------                           ------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                  Three Enterprise Drive, Shelton, CT  06484
                   --------------------------------------------
              (Address of principal executive offices) (Zip Code)

                             2000 STOCK OPTION PLAN
                            (Full title of the plan)
                           __________________________

                                DR. SANTANU DAS
   President, Chief Executive Officer and Chairman of the Board of Directors
                             TRANSWITCH CORPORATION
                             Three Enterprise Drive
                          Shelton, Connecticut  06484
                                 (203) 929-8810
            (Name, address including zip code and telephone number,
                   including area code, of agent for service)
                           __________________________
                                    Copy to:
                            TIMOTHY C. MAGUIRE, ESQ.
                        Testa, Hurwitz & Thibeault, LLP
                                125 High Street
                               Boston, MA  02110
                                 (617) 248-7000

===================================================================================================================================
                                                  CALCULATION OF REGISTRATION FEE


                                                            Proposed Maximum
Title of Securities to be           Amount to be             Offering Price            Proposed Maximum          Amount of
      Registered                   Registered (1)              Per Share           Aggregate Offering Price    Registration Fee
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value       10,000,000                   $4.58                    $45,800,000           $10,947.00
---------------------------------------------------------------------------------------------------------------------------------

================================================================================
(1) Plus such additional shares as may be required pursuant to the plan in the event of a stock dividend, recapitalization or other similar change in common stock.

(2) The price of $4.58 per share, which is the average of the high and low prices reported on the Nasdaq National Market on December 17, 2001, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(c).
================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

      We filed the following documents with the SEC (File Number 0-25996) which are incorporated by reference in this registration statement:

      . TranSwitch's annual report on Form 10-K for the fiscal year ended December 31, 2000, filed with the SEC on April 2, 2001

      . Amendment No. 1 to TranSwitch's Annual Report on Form 10-K for the year ended December 31, 2000, filed with the SEC on August 24, 2001

      . Proxy statement for the 2001 Annual Meeting of Shareholders, filed with the SEC on April 17, 2001

      . TranSwitch's quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2001, filed with the SEC on May 11, 2001

      . TranSwitch's quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2001, filed with the SEC on August 8, 2001

      . TranSwitch's quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2001, filed with the SEC on November 13, 2001

      .  TranSwitch's current report on Form 8-K, dated January 24, 2001

      .  TranSwitch's current report on Form 8-K, dated January 25, 2001

      .  TranSwitch's current report on Form 8-K, dated February 21, 2001

      .  TranSwitch's current report on Form 8-K, dated February 23, 2001

      .  TranSwitch's current report on Form 8-K, dated August 24, 2001

      .  TranSwitch's Current report on Form 8-K, dated October 2, 2001

      .  TranSwitch's Current report on Form 8-K, dated October 2, 2001

      .  TranSwitch's current report on Form 8-K, dated November 16, 2001

      . TranSwitch's "Description of Capital Stock" contained in the TranSwitch's registration statement No. 0-25996 on Form 8-A, dated May 28, 1995.

      . The "Description of Registrant's Securities to be Registered" contained in TranSwitch's registration statement no. 0-25996 on Form 8-A, dated October 2, 2001

       All documents subsequently filed with the SEC by TranSwitch pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 5.  Interest of Named Experts and Counsel
         -------------------------------------

       The validity of the shares of common stock offered hereby will be passed upon for TranSwitch by Testa, Hurwitz & Thibeault, LLP, Boston, Massachusetts.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

       Section 145 of the Delaware General Corporation Law (DGCL) permits us to indemnify our directors, officers, employees and agents against actual and reasonable expenses (including attorneys' fees) incurred by them in connection with any action, suit or proceeding brought against them by reason of their status or service as a director, officer, employee or agent by or on our behalf and against expenses (including attorneys' fees), judgments, fines and settlements actually and reasonably incurred by him or her in connection with any such action, suit or proceeding, if:

 .  he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of TranSwitch and . in the case of a criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

       Except as ordered by a court, no indemnification shall be made in connection with any proceeding brought by or in the right of the corporation where the person involved is adjudged to be liable to us.

       Article Ten of our amended and restated certificate of incorporation, as amended, contains provisions that eliminate a director's personal liability for monetary damages resulting from a breach of fiduciary duty, except in certain circumstances involving certain wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law. These provisions do not limit or eliminate our rights or those of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director's fiduciary duty. These provisions will not alter a director's liability under federal securities laws. Our certificate of incorporation also contains provisions indemnifying our directors and officers to the fullest extent permitted by the DGCL.

       We maintain directors and officers liability insurance for the benefit of our directors and certain of our officers.

       Our amended and restated by-laws contain no provisions relating to the indemnification of officers and directors.

Item 8.  Exhibits
         --------

  Exhibit No.   Description of Exhibit
  -----------   ----------------------

  Exhibit 3.1 Amended and Restated Articles of Incorporation of TranSwitch, as amended to date (filed as Exhibit 3.1 to TranSwitch's quarterly report on Form 10-Q for the quarter ended September 30, 2001 and incorporated herein by reference).

  Exhibit 4.1 Specimen certificate representing the common stock of TranSwitch (filed as Exhibit 4.1 to TranSwitch's quarterly report on Form 10-Q for the quarter ended September 30, 2001 and incorporated herein by reference).

  Exhibit 4.2 2000 Stock Option Plan of TranSwitch Corporation (filed herewith).

  Exhibit 4.3 Form of Non-Qualified Stock Option Agreement under the 2000 Stock Option Plan (filed herewith).

  Exhibit 4.4 Amended and Restated Articles of Incorporation of TranSwitch, as amended to date (filed as Exhibit 3.1 to TranSwitch's quarterly report on Form 10-Q for the quarter ended September 30, 2001 and incorporated herein by reference).

  Exhibit 4.5  Rights Agreement, dated as of October 1, 2001, between
               TranSwitch Corporation and Equiserve Trust Company, N.A., which includes the form of Rights Certificate and the Summary of Rights to Purchase Preferred Shares (previously filed as Exhibit 1 to TranSwitch's registration statement No. 0-25996 on Form 8-A filed on October 2, 2001 and incorporated by reference herein).

  Exhibit 5.1  Opinion of Testa, Hurwitz & Thibeault, LLP (filed herewith).

  Exhibit 23.1 Consent of KPMG LLP (filed herewith).

  Exhibit 23.2 Consent of Testa, Hurwitz & Thibeault, LLP (included in
               Exhibit 5.1).

  Exhibit 24.1 Power of Attorney (included as part of the signature page to this Registration Statement).

Item 17.  Undertakings.
          ------------

     We hereby undertake:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) to include any material information with respect to the plan of distribution not pervasively disclosed in the registration statement or any material change to such information in the registration statement.

     (2) that, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereto.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of TranSwitch pursuant to the foregoing provisions, or otherwise, TranSwitch has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by TranSwitch of expenses incurred or paid by a director, officer or controlling person of TranSwitch in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, TranSwitch will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by TranSwitch is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, TranSwitch Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shelton, State of Connecticut, on this 21st of December, 2001.

                                    TRANSWITCH CORPORATION



                                    By:/s/ Santanu Das
                                       ---------------
                                       Dr. Santanu Das
                                       President, Chief Executive Officer
                                       and Chairman of the Board of Directors

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Dr. Santanu Das and Peter J. Tallian his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this registration statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


     Signature                                               Title                            Date
------------------------                           ----------------------------------      -----------------

/s/ Santanu Das                                    President, Chief Executive              December 21, 2001
-------------------------------------------------  Officer and Chairman of the
Dr. Santanu Das                                    Board of Directors
                                                   (Principal Executive Officer)

/s/ Peter J. Tallian                               Senior Vice President, Chief            December 21, 2001
-------------------------------------------------  Financial Officer and Treasurer
Peter J. Tallian                                   (Principal Financial and
                                                   Accounting Officer)

/s/ Alfred R. Boschulte                            Director                                December 21, 2001
-------------------------------------------------
Alfred R. Boschulte

/s/ Erik H. van der Kaay                           Director                                December 21, 2001
-------------------------------------------------
Erik H. van der Kaay

/s/ Gerald Montry                                  Director                                December 21, 2001
-------------------------------------------------
Gerald Montry

/s/ James M. Pagos                                 Director                                December 21, 2001
-------------------------------------------------
James M. Pagos

/s/ Albert E. Paladino                             Director                                December 21, 2001
-------------------------------------------------
Dr. Albert E. Paladino

/s/ Hagen Hultzsch                                 Director                                December 21, 2001
-------------------------------------------------
Dr. Hagen Hultzsch

                               INDEX TO EXHIBITS


  Exhibit No.   Description of Exhibit
  -----------   ----------------------

  Exhibit 3.1 Amended and Restated Articles of Incorporation of TranSwitch, as amended to date (filed as Exhibit 3.1 to TranSwitch's quarterly report on Form 10-Q for the quarter ended September 30, 2001 and incorporated herein by reference).

  Exhibit 4.1 Specimen certificate representing the common stock of TranSwitch (filed as Exhibit 4.1 to TranSwitch's quarterly report on Form 10-Q for the quarter ended September 30, 2001 and incorporated herein by reference).

  Exhibit 4.2 2000 Stock Option Plan of TranSwitch Corporation (filed herewith).

  Exhibit 4.3 Form of Non-Qualified Stock Option Agreement under the 2000 Stock Option Plan (filed herewith).

  Exhibit 4.4 Amended and Restated Articles of Incorporation of TranSwitch, as amended to date (filed as Exhibit 3.1 to TranSwitch's quarterly report on Form 10-Q for the quarter ended September 30, 2001 and incorporated herein by reference).

  Exhibit 4.5  Rights Agreement, dated as of October 1, 2001, between
               TranSwitch Corporation and Equiserve Trust Company, N.A., which includes the form of Rights Certificate and the Summary of Rights to Purchase Preferred Shares (previously filed as Exhibit 1 to TranSwitch's registration statement No. 0-25996 on Form 8-A filed on October 2, 2001 and incorporated by reference herein).

  Exhibit 5.1  Opinion of Testa, Hurwitz & Thibeault, LLP (filed herewith).

  Exhibit 23.1 Consent of KPMG LLP (filed herewith).

  Exhibit 23.2 Consent of Testa, Hurwitz & Thibeault, LLP (included in
               Exhibit 5.1).

  Exhibit 24.1 Power of Attorney (included as part of the signature page to this Registration Statement).